UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 4, 2014 (October 29, 2014)

HYDRA INDUSTRIES ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

Delaware	001-36689	47-1025534
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

3 Columbus Circle New York, NY	10019
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (212) 520-6607

Not Applicable

 (Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation to the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01	Other Events

On October 29, 2014, Hydra Industries Acquisition Corp. (the “Company”) consummated its initial public offering (the “IPO”) of 8,000,000 units (“Units”), each Unit consisting of one share of common stock, par value $0.0001 per share (“Common Stock”), one right to receive one-tenth of one share of Common Stock upon the Company’s completion of a business combination, and one warrant to purchase one-half of one share of Common Stock, pursuant to a registration statement on Form S-1 (File No. 333-198236). The Units were sold in the IPO at an offering price of $10.00 per Unit, generating gross proceeds of $80,000,000 (before underwriting discounts and commissions and offering expenses). The Company has granted the underwriters a 45-day option to purchase up to 1,200,000 additional Units to cover over-allotments, if any.

As previously reported on the Current Report on Form 8-K of the Company dated October 29, 2014, simultaneously with the consummation of the IPO, the Company completed a private placement (the “Private Placement”) of an aggregate of 7,500,000 warrants, issued to A. Lorne Weil, MIHI LLC and Martin E. Schloss, generating gross proceeds of $3,750,000.

A total of $80,000,000 from the net proceeds from the IPO and the Private Placement were placed in a trust account established for the benefit of the Company’s public stockholders.  An audited balance sheet as of October 29, 2014, reflecting receipt of the proceeds upon consummation of the IPO and the Private Placement, has been issued by the Company and is included as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01.	Financial Statements and Exhibits.

(d)	Exhibits

Exhibit No.	Description

99.1	Audited Balance Sheet of the Company, as of October 29, 2014.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: November 4, 2014

HYDRA INDUSTRIES ACQUISITION CORP.

By:	/s/ Jeffrey S. Lipkin
Name: Jeffrey S. Lipkin
Title: Executive Vice President, Chief Financial Officer and Chief Operating Officer